Exhibit 99.1

ADVANCED ENERGY ANNOUNCES PRICING OF OFFERING OF $500 MILLION OF 2.50% CONVERTIBLE SENIOR NOTES

DENVER, Colo., September 8, 2023 — Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, announced today the pricing of its private offering of $500 million aggregate principal amount of 2.50% Convertible Senior Notes due 2028 (the “notes”) at a premium of approximately 30% over the closing price of Advanced Energy’s common stock of $105.74 per share on September 7, 2023. The notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Advanced Energy has granted to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $75 million aggregate principal amount of the notes. The offering of the notes and the convertible hedge and warrant transactions described below are expected to close on September 12, 2023, subject to customary closing conditions.

Advanced Energy expects the net proceeds from the offering of the notes to be approximately $487.9 million ($561.2 million if the initial purchasers exercise their option to purchase the additional notes in full) after deducting the initial purchasers’ discounts and after deducting offering expenses payable by Advanced Energy. Advanced Energy intends to use the net proceeds from the offering for one or more of the following: (i) to fund plans for future growth, which may include strategic acquisitions, (ii) to opportunistically repay existing outstanding indebtedness, (iii) to repurchase additional common stock as part of our existing opportunistic share repurchase plan, or (iv) for general corporate purposes.

In addition, Advanced Energy intends to use the net proceeds from the offering (i) to enter into convertible note hedge transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”) (after such cost is partially offset by the proceeds to us from the sale by us of the warrant transactions to the option counterparties as described below), and (ii) to repurchase $40.0 million of Advanced Energy common stock, which was authorized by Advanced Energy’s board of directors, concurrently with this offering in privately negotiated transactions through one of the initial purchasers or its affiliate from purchasers of the notes in the offering. In connection with this offering, Advanced Energy repurchased approximately $40.0 million of its common stock, representing 378,286 shares of its common stock from purchasers of the notes in this offering. Such repurchases could affect the market price of Advanced Energy’s common stock concurrently with, or shortly after, the pricing of the notes, and could result in a higher effective conversion price for the notes. If the initial purchasers exercise their option to purchase additional notes, Advanced Energy expects to enter into additional convertible note hedge transactions and warrant transactions, and intends to use a portion of the net proceeds from the sale of any such additional notes to pay the costs of such additional convertible note hedge transactions (which would be partially offset by the proceeds to Advanced Energy from the sale of additional warrant transactions).

The notes will be Advanced Energy’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of its indebtedness that is not so subordinated; effectively junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of its subsidiaries. The notes will bear interest at a rate of 2.50% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The notes will mature on September 15, 2028, unless earlier repurchased, redeemed or converted. The initial conversion rate is 7.2747 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $137.46 per share, representing a premium of approximately 30% over the closing price of the common stock of $105.74 per share on September 7, 2023. Advanced Energy will satisfy any conversion elections by paying cash up to the aggregate principal amount of the notes to be converted, and paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Advanced Energy’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes to be converted.

Advanced Energy may redeem for cash all or any portion of the notes, at its option at any time and from time to time, on or after September 20, 2026 if the last reported sale price of Advanced Energy’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Advanced Energy provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the notes. If Advanced Energy undergoes a fundamental change (as defined in the indenture governing the notes), holders may require Advanced Energy to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Advanced Energy has entered into privately negotiated convertible note hedge transactions with the option counterparties. The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the same number of shares of common stock that initially underlie the notes. Advanced Energy also has entered into warrant transactions with the option counterparties relating to the same number of shares of common stock, subject to customary anti-dilution adjustments. The convertible note hedge transactions are expected generally to reduce potential dilution to Advanced Energy’s common stock upon any conversion of notes and/or offset any cash payments Advanced Energy is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of Advanced Energy’s common stock exceeds the strike price of the warrants. The strike price of the warrant transactions will initially be approximately $179.76 per share, which represents a premium of 70% over the closing price of Advanced Energy’s common stock of $105.74 per share on September 7, 2023 and is subject to certain adjustments under the terms of the warrant transactions.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties, or their respective affiliates, expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing, or reducing the size of any decline in, the market price of the common stock or the notes at that time. In addition, the option counterparties, or their respective affiliates, may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the common stock and/or by purchasing or selling the common stock or other securities of Advanced Energy in secondary market transactions prior to the maturity of the notes, and are likely to do so during any observation period related to a conversion of notes. The effect, if any, of these activities on the market price of the common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could cause or prevent an increase or decline in the market price of the common stock or the notes, which could affect holders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number and value of shares of the common stock, if any, that holders will receive upon conversion of the notes.

The notes and any shares of the common stock issuable upon conversion of the notes have not been registered under the Securities Act or under any U.S. state securities laws or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Advanced Energy

Advanced Energy (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking and telecommunications. With engineering know-how and responsive service and support for customers around the globe, the company builds collaborative partnerships to meet technology advances, propels growth of its customers and innovates the future of power. Advanced Energy has devoted four decades to perfecting power. It is headquartered in Denver, Colorado, USA.

Advanced Energy | Precision. Power. Performance. Trust.

Forward-Looking Statements

This release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this report that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations and plans, particularly statements about the expected closing of the transactions, the extent, and potential effects, of convertible note hedge and warrant transactions, the potential dilution to the common stock, the conversion price for the notes, and the expected use of the proceeds from the sale of the notes, are forward-looking statements. The inclusion of words such as "anticipate," "expect," "estimate," "can," "may," "might," "continue," "enables," "plan," "intend," "should," "could," "would," "likely," "potential," or "believe," as well as statements that events or circumstances "will" occur or continue, indicate forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s investor relations page at ir.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to us on the date of this press release, and readers are cautioned to not place undue reliance on forward-looking statements. We assume no obligation to update the information in this press release.

Andrew Huang

Advanced Energy Industries, Inc.

970-407-6555

ir@aei.com